UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2020

ATLAS GROWTH PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

Former name or former address, if changed since last report

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2020, Atlas Growth Eagle Ford, LLC (“AG Eagle Ford”) , a subsidiary of Atlas Growth Partners, L.P., entered into a Contract Operating Agreement (the “Contract Operating Agreement”) with Texas American Resources Company (“TAR”), pursuant to which the parties agreed that TAR will operate certain oil and gas properties and will provide other services to AG Eagle Ford related to AG Eagle Ford’s properties.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entry into the Contract Operating Agreement, AG Eagle Ford terminated (i) that certain Amended and Restated Shared Acquisition and Operating Agreement, dated as of September 24, 2014, by and among AG Eagle Ford, ARP Eagle Ford, LLC (“ARP”) and Atlas Eagle Ford Operating Company, LLC (“Contract Operator”, and, together with AG Eagle Ford and ARP, the “Parties”) and (ii) that certain Second Amended and Restated Shared Acquisition and Operating Agreement, effective as of January 1, 2016 by and among the Parties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Contract Operating Agreement, dated as of June 19, 2020, by and between Atlas Growth Eagle Ford, LLC and Texas American Resources Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS GROWTH PARTNERS, L.P. By: Atlas Growth Partners GP, LLC, its General Partner
Date: June 25, 2020	By:	/s/ Jeffrey Slotterback
	Name:	Jeffrey Slotterback
	Title:	Chief Executive Officer and Chief Financial Officer